Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The First of Long Island Corporation of our report dated March 17, 2014 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of The First of Long Island Corporation for the year ended December 31, 2013.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

New York, New York
June 20, 2014